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                                                                    EXHIBIT 10.5
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         AMENDMENT TO SANTA FE PACIFIC CORPORATION SEVERANCE AGREEMENT
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     The Santa Fe Pacific Corporation Severance Agreements ("Severance
Agreements") as adopted effective May 28, 1987 and as restated effective January 25, 1994, are hereby further amended effective as of the adoption hereof, as set forth below.

     1. The Agreement is modified by substituting the following for the last sentence of Section 3(iv)(c):

          Notwithstanding the foregoing, if you are treated as terminating your employment by reason of relocation under circumstances described in this
     Section 3(iv)(c) and not for any other reason under this Section 3(iv), and you retain or are offered a position in another location that, in status and responsibilities, is equal to or better than the position you held at the time of the change in control of the Corporation, you shall not be entitled to the benefits described in Section 4(iii)(g)(I).

     2. The Agreement is modified by substituting the following for Section 4(iii)(g) thereof:

          (g) Except as otherwise provided in Section 3(iv)(c) (relating to relocation), you shall be entitled to the greater of (I) the Tax Make-Whole Payment amount, if any, described in Section 4A of this Agreement; or (II) the Tax Gross-Up Payment amount, if any, described in Section 4B of this Agreement.

     3.   The Agreement is modified by adding the following new Section 4A and
Section 4B thereto, to follow immediately after Section 4 thereof:

          4A. Tax Make-Whole Payment. Subject to the following provisions of this Section 4A, the "Tax Make-Whole Payment" shall equal the additional amount necessary to provide the benefits under Section 4(iii)(b) on an after-tax basis. However, the amount of the Tax Make-Whole Payment shall be reduced so that no portion of such payment would constitute an Excess Parachute Payment, and no portion of such payment would result in the Total Payments made to you being treated as an Excess Parachute Payment. For purposes of this Section 4A, the term "Total Payments" means any payment or benefit received or to be received by you in connection with a change in control of the Corporation or the termination of your employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Corporation, any person whose actions result in

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     a change in control or any person affiliated with the Corporation or such person) that would, as determined by tax counsel selected by the Company, result in Excess Parachute Payments equal to or greater than three times the Base Amount as these terms are defined in Section 280G of the Code.

          4B. Tax Gross-Up Payment. The amount of the "Tax Gross-Up Payment" shall be determined in accordance with the following:

     (i) The "Tax Gross-Up Payment" shall equal the sum of:

               (A) the amount of any additional tax due under Code Section 4999 by reason of your receipt of Excess Parachute Payments;

               (B) the amount of any additional state and local taxes due by reason of your being subject to the tax described in Section 4B(i)(A); and

               (C) the amount of any Federal, state and local taxes (including, without limitation, taxes due under Code Section 4999) due by reason of your receipt of the amounts described in
                    Section 4B(i)(A) and Section 4B(i)(B), and amounts described in this Section 4B(i)(C).

     (ii) For purposes of determining (under this Section 4B) whether a tax is payable by reason of your receipt of Excess Parachute Payments, your base amount (as defined below) shall be first allocated to any income attributable to any awards under the Stock Plans, to the extent that such awards are treated as contingent on a change in control (as defined below). Further, in determining the amount of your Tax Gross-Up Payment under
               Section 4B(i), the term Excess Parachute Payments shall not include any income attributable to awards under the Stock Plans that are contingent on a change in control, to the extent that such income exceeds the base amount.

     The Severance Agreements shall otherwise remain in full force and effect.